Exhibit 99.1

UNWIRED PLANET, INC. ANNOUNCES SECOND QUARTER FISCAL

2014 FINANCIAL RESULTS

RENO, NV – January 30, 2014 – Unwired Planet, Inc. (UPIP) today announced financial results for the second quarter of fiscal year 2014.

“During the second quarter, we pressed forward with our licensing efforts, launched an enforcement action to protect our mobile payment patents, saw key dates set in previously existing litigation, and set the ground work for future licensing options,” said Eric Vetter, president and chief administrative officer of Unwired Planet. “While the licensing environment continues to be difficult, we are encouraged by our progress, as well as external market developments over the past three months. We continue to focus on pursuing a variety of licensing and alternative value creation strategies while closely managing our costs.”

On a GAAP basis, net loss for second fiscal quarter ended December 31, 2013 was $7.3 million, or $0.07 per share, compared with a net loss of $7.2 million, or $0.07 per share, in the prior quarter, and with a net loss of $11.6 million, or $0.13 per share, in the December quarter of the preceding year.

On a non-GAAP basis, net loss for the second fiscal quarter ended December 31, 2013 was $7.1 million, or $0.07 per share, compared with a net loss of $6.6 million, or $0.06 per share, in the prior quarter, and with a net loss of $6.1 million, or $0.07 per share, in the December quarter of the preceding year. Non-GAAP net loss excludes restructuring, stock-based compensation, strategic costs, discontinued operations, and the tax impact of these items.

A reconciliation between net loss and net loss per share on a GAAP basis and a non-GAAP basis is provided below in a table immediately following the Condensed Consolidated Statements of Cash Flows.

Conference Call Information

Unwired Planet has scheduled a conference call for 5:00 p.m. eastern daylight time today to discuss its financial results for its second quarter fiscal 2014. Interested parties may access the conference call over the Internet through the company’s website at www.unwiredplanet.com or by telephone at 877-941-8416 or 480-629-9808 (international). A replay of the conference call will be available until February 20, 2014, beginning at 5:00 p.m. PT on January 30, 2014 by calling 800-406-7325. The replay can be accessed internationally by calling 303-590-3030, access code: 4663708#.

A live webcast of the call, together with supplemental financial information, will also be available on the Investors section of Unwired Planet’s website at http://www.unwiredplant.com/investors. A replay will be available on the website for at least three months.

About Unwired Planet

Unwired Planet, Inc. (NASDAQ: UPIP) is the inventor of the Mobile Internet and a premier intellectual property company focused exclusively on the mobile industry. The company’s patent portfolio of approximately 2,600 issued and pending US and foreign patents, includes technologies that allow mobile devices to connect to the Internet and enable mobile communications. The portfolio spans 2G, 3G, and 4G technologies, as well as cloud-based mobile applications and services. Unwired Planet’s portfolio includes patents related to key mobile technologies, including baseband mobile communications, mobile browsers, mobile advertising, push technology, maps and location based services, mobile application stores, social networking, mobile gaming, mobile payments, and mobile search, among others. Unwired Planet is headquartered in Reno, Nevada.

Cautionary Note Regarding Forward Looking Statements

Any statements in this press release with respect to future events or expectations, including statements regarding the Company’s licensing activities and expectations regarding enhancing shareholder value are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1943 and Section 27A of the Securities Act of 1933. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Unwired Planet assumes no obligation to update the forward-looking statements included in this press release.

For a detailed discussion of these and other factors that may cause these forward looking statements not to come true, please refer to the risk factors discussed in Unwired Planet’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013. These documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Unwired Planet’s website at www.unwiredplanet.com.

UNWIRED PLANET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

Unaudited

	December 31,	June 30,
	2013	2013
ASSETS
Current assets:
Cash and cash equivalents	$11,063	$47,613
Short-term investments	40,038	10,793
Restricted cash and investments	—	17,251
Accounts receivable	—	88
Prepaid and other current assets	588	420

Total current assets	51,689	76,165
Property and equipment, net of accumulated depreciation	216	212
Long-term investments	21,831	—
Debt issue costs and other assets	1,876	1,861

Total assets	$75,612	$78,238

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	724	$2,317
Accrued liabilities	1,119	2,817
Accrued legal expense	4,018	3,686
Accrued compensation	716	1,057
Accrued restructuring costs	514	594

Total current liabilities	7,091	10,471
Accrued restructuring costs, net of current portion	—	259
Long-term note payable	23,831	22,096
Other long-term liabilities	930	1,485

Total liabilities	31,852	34,311

Stockholders’ equity
Preferred stock	—	—
Common stock	109	100
Treasury stock	(702)	(575)
Additional paid-in-capital	3,239,201	3,224,769
Accumulated other comprehensive income loss	—	2
Accumulated deficit	(3,194,848)	(3,180,369)

Total stockholders’ equity	43,760	43,927

Total liabilities and stockholders’ equity	$75,612	$78,238

UNWIRED PLANET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

Unaudited

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenue:
License fees	$—	$3	$—	$6
Fee Share	—	—	—	—

Net revenue	—	3	—	6

Operating costs and expenses:
Sales and marketing expense	—	—	—	78
Patent licensing expenses	5,743	3,156	10,546	8,715
General and administrative	1,359	4,350	3,143	8,141
Restructuring and other related costs	—	1,349	—	1,806

Total operating costs and expenses	7,102	8,855	13,689	18,740

Operating loss from continuing operations	(7,102)	(8,852)	(13,689)	(18,734)
Interest income	27	57	70	135
Interest expense	(899)	—	(1,782)	(3)
Other income (expense), net	449	(18)	803	(43)

Loss from continuing operations	(7,525)	(8,813)	(14,598)	(18,645)

Discontinued operations:
Loss on sale of discontinued operations	—	—	—	(750)
Discontinued operations, net of tax	232	(2,797)	119	(7,325)

(Income) loss from discontinued operations	232	(2,797)	119	(8,075)
Net loss	$(7,293)	$(11,610)	$(14,479)	$(26,720)

Basic and diluted net loss per share from:
Continuing operations	$(0.07)	$(0.10)	$(0.14)	$(0.21)
Discontinued operations	—	(0.03)	—	(0.09)

Net loss	$(0.07)	$(0.13)	$(0.14)	$(0.30)
Weighted average shares outstanding basic and diluted	109,141	90,323	105,631	90,147

UNWIRED PLANET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

Unaudited

	Six Months Ended
	December 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(14,479)	$(26,720)
Loss on sale of discontinued operations	—	750
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	47	243
Stock-based compensation	910	1,296
Non-cash restructuring charges	2	397
Amortization of premiums/discounts on investments, net	69	537
Realized loss on sale of investments	81	—
Gain on change of fair value on consultant incentive award obligation	(795)	—
In kind interest payments on note payable	1,627	—
Amortization debt discount and issuance costs	155	—
Changes in operating assets and liabilities:
Accounts receivable	88	—
Prepaid assets, deposits, and other assets	(231)	2,408
Accounts payable	(1,593)	667
Accrued liabilities	(417)	(2,690)
Accrued restructuring costs	(341)	(6,285)
Restricted Cash	17,251	(675)

Net cash provided by (used in) operating activities	2,374	(30,072)

Cash flows from investing activities:
Proceeds from sale (Purchases) of property and equipment	(51)	74
Payments to vendors related to the sale of discontinued operation	—	(1,893)
Purchases of short-term investments	(29,851)	(10,014)
Proceeds from sales and maturities of investments	17,107	26,476
Purchases of long-term investments	(38,482)	(948)
Proceeds from sales and maturities of long-term investments	—	5

Net cash provided by (used for) investing activities	(51,277)	13,700

Cash flows from financing activities:
Net proceeds from rights offering issuance of common stock	12,500	—
Proceeds from issuance of common stock	1,446	1,272
Payment of debt and equity issuance costs	(1,467)	—
Purchase of treasury stock	(126)	—
Employee stock purchase plan	—	6

Net cash provided by financing activities	12,353	1,278

Net decrease in cash and cash equivalents	(36,550)	(15,094)
Cash and cash equivalents at beginning of period	47,613	39,709

Cash and cash equivalents at end of period	$11,063	$24,615

Non-GAAP Measure

The Company’s stated results include the non-GAAP measures: non-GAAP net loss and non-GAAP net loss per share. These non-GAAP measures exclude certain items that generally are non-recurring events or are non-cash items that many other companies exclude, in order to compare Unwired Planet with other companies, such as stock-based compensation. These non-GAAP measures also exclude items which management does not consider in evaluating Unwired Planet’s on-going business, such as restructuring costs and discontinued operations. Unwired Planet considers non-GAAP net income (loss) to be an important metric because it provides a useful measure of the operational performance of Unwired Planet and is used by Unwired Planet’s management for that purpose. In addition, investors often use measures such as these to evaluate the financial performance of a company. These non-GAAP measures are presented for supplemental informational purposes only for understanding Unwired Planet’s operating results. These non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

UNWIRED PLANET, INC.

RECONCILIATION OF GAAP LOSS TO NON-GAAP LOSS - UNAUDITIED

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Reconciliation between GAAP and Non-GAAP net loss:
Net loss	$(7,293)	$(11,610)	$(14,479)	$(26,720)
Exclude:
Restructuring costs	—	1,349	—	1,806
Stock-based compensation	466	298	910	734
Strategic costs	—	1,094	—	1,980
Discontinued operations, net of tax	(232)	2,797	(119)	8,075

Non-GAAP net loss	$(7,059)	$(6,072)	$(13,688)	$(14,125)

GAAP net loss per share	$(0.07)	$(0.13)	$(0.14)	$(0.30)
Exclude:
Restructuring costs	—	0.02	—	0.02
Stock-based compensation	—	—	0.01	0.01
Post strategic costs	—	0.01	—	0.02
Discontinued operations, net of tax	—	0.03	—	0.09

Non-GAAP net loss	$(0.07)	$(0.07)	$(0.13)	$(0.16)

Shares used in computing net loss per share
GAAP	109,141	90,323	105,631	90,147
Non-GAAP	109,141	90,323	105,631	90,147

For More Information:

Mike Bishop

The Blueshirt Group

mike@blueshirtgroup.com

Tel: 415-217-4968